UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 9, 2013

                       ENVISION SOLAR INTERNATIONAL, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                   333-147104                  26-1342810
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(State or other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

               7675 DAGGET STREET, SUITE 150, SAN DIEGO, CA 92111
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 799-4583


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(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))











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SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
----------------------------------------------------

     On January 9, 2013, Envision Solar International, Inc., a Nevada corporation (the "Company" or "Envision") entered into a selling agreement, dated January 8, 2013, with Allied Beacon Partners, Inc. ("Allied Beacon"), a registered securities broker dealer, pursuant to which Allied Beacon has agreed to assist us on a "best efforts" basis with a private offering of up to $1,200,000 to be made by the Company. Allied Beacon will receive compensation equal to (i) an eight percent (8%) cash fee and (ii) common stock purchase warrants equal to 5% of the shares issued with respect to any investment brought into the offering by Allied Beacon. Such common stock purchase warrants will be exercisable at an exercise price of $0.25 per share for a period of five years from the date of issuance. A copy of this agreement is attached to this Report as Exhibit 10.1.

     On January 10, 2013, Envision entered into a consulting agreement (the "Consulting Agreement") with GreenCore Capital, LLC ("GreenCore") pursuant to which GreenCore will provide professional services to the Company in addition to acting as a sales channel for the Company's products. Jay Potter, our Director, is the chief executive officer of GreenCore. In consideration for providing these services to the Company, GreenCore will be receive (i) $250 per hour for all services which are preauthorized and directed by the Company's management and (ii) a cash fee (or equivalent value in the Company's common stock at its option) equal to 5% of the Sales Price (as that term is defined in the Consulting Agreement) received by the Company from customers who are referred to the Company by GreenCore. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
--------------------------------------------------------------------------------

     On January 10, 2013, effective December 31, 2012, the Company entered into a Third Extension and Amendment Agreement (the "Extension Agreement") with Gemini Master Fund, Ltd and Gemini Strategies, LLC, (collectively "Gemini"), the investor and collateral agent respectively, with respect to a series of convertible notes payable owed by the Company to Gemini. The Extension Agreement
1) extends the maturity date of the convertible notes to December 31, 2013, 2) adds $20,000 to the outstanding balance of the notes to settle previous expenses owed, and 3) includes a $5,000 cash payment to be paid to Gemini by the Company for legal costs incurred by Gemini related to this Extension Agreement. Additionally, the Company has agreed to cause Robert Noble, our Chairman and our principal stockholder, to deliver a lock-up agreement pursuant to which Mr. Noble will agree to not sell or otherwise dispose of his stock until seventy five percent of the loan balance is paid or our stock price meets certain milestones, as defined. Mr. Noble has agreed to enter into the lock-up agreement. The principal amounts of the debt outstanding to Gemini amount to $1,406,325.45 immediately after this Extension Agreement.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
-------------------------------------------------

     See Section 8, Item 8.01 of this Report.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
--------------------------------------------------------------------------------

     See Section 1, Item 1.01 of this Report.

SECTION 8. OTHER EVENTS

ITEM 8.01 OTHER EVENTS
----------------------

     The Company is making a private placement of its common stock for general working capital purposes. The private placement is being made pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

     Pursuant to this private placement, the Company is offering up to 4,000,000 units for a purchase price of $0.30 per unit (subject to the Company's option to increase the number of units offered by an additional 333,333). Each unit consists of two (2) shares of the Company's common stock and one warrant to purchase an additional share of common stock at an exercise price of $0.20 per share exercisable for a period of one year from the date of issuance. The sales termination date for the offering is March 15, 2013, but may be extended for up to an additional 90 days. As of the date of this Report, we have not yet raised any capital pursuant to this offering.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
--------------------------------------------

(d) Exhibits

          10.1 Selling Agreement with Allied Beacon Partners, Inc., dated January 8, 2013.

          10.2 Consulting Agreement with GreenCore Capital, LLC, dated January 10, 2013.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  ENVISION SOLAR INTERNATIONAL, INC.

January 11, 2013                  By: /s/ Desmond Wheatley
                                      ------------------------------------------
                                       Desmond Wheatley, Chief Executive Officer
















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